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                                                                    EXHIBIT 23.1


                   [LETTERHEAD OF MAGGART & ASSOCIATES, P.C.]












                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Capital Bancorp, Inc. on Form S-4 for our report dated February 16, 2000 appearing in (and incorporated by reference in) the Annual Report to stockholders of Capital Bank & Trust Company for the year ended December 31, 2000 and the reference to our firm as "EXPERTS" of this Registration Statement.



                                    /s/ Maggart & Associates, P.C.
                                    --------------------------------------------
                                    Maggart & Associates, P.C.


Nashville, Tennessee
March 6, 2001